Exhibit 99.2

PLAINS ALL AMERICAN PIPELINE, L.P.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements of Plains All American Pipeline, L.P. are presented to give effect to the probable acquisition of the Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business (jointly the “Capline Acquisition”) from Shell Pipeline Company LP (“Shell”). The probable acquisition is expected to close in 45 to 90 days from December 16, 2003, the date of the signing of the purchase and sale agreement. The purchase price is approximately $158 million.

The unaudited pro forma consolidated balance sheet as of September 30, 2003 and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 are based upon the following, respectively:

(1)          The historical balance sheet of Plains All American Pipeline, L.P. at September 30, 2003;

(2)          The historical consolidated statement of operations of Plains All American Pipeline, L.P. for the nine months ended September 30, 2003 and the combined historical statement of income data for the businesses to be acquired in the Capline Acquisition for the same period;

(3)          The historical consolidated statement of operations of Plains All American Pipeline, L.P. for the year ended December 31, 2002; and

(4)          The combined historical statements of income for the businesses to be acquired in the Capline Acquisition for the year ended December 31, 2002.

The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 have been prepared as if the transactions described above had taken place on January 1, 2002. The unaudited pro forma consolidated balance sheet at September 30, 2003 assumes the transactions were consummated on that date.

The unaudited pro forma consolidated financial statements are not necessarily indicative of the results of the actual or future operations or financial condition that would have been achieved had the transactions occurred at the dates assumed. The unaudited pro forma consolidated financial statements should be read in conjunction with: (i) the notes thereto, (ii) the historical audited financial statements of Plains All American Pipeline, L.P. for the year ended December 31, 2002, (iii) the unaudited interim financial statements for Plains All American Pipeline, L.P. for the nine months ended September 30, 2003, and (iv) the combined historical audited financial statements for the businesses to be acquired in the Capline Acquisition for the year ended December 31, 2002, included herein.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2003

(in thousands except unit data)

	Plains All American Historical	Pro Forma Capline Acquisition Adjustments		Plains All American Pro Forma

CURRENT ASSETS
Cash and cash equivalents	$3,418	$158,000	(a)	$3,418
		(158,000	)(b)
Trade accounts receivable, net	350,916	—		350,916

Inventory	162,202	—		162,202

Other current assets	47,692	—		47,692

Total current assets	564,228	—		564,228

PROPERTY AND EQUIPMENT	1,181,944	158,000	(b)	1,339,944
Accumulated depreciation	(109,873)	—		(109,873)

	1,072,071	158,000		1,230,071

OTHER ASSETS
Pipeline linefill	109,481	—		109,481
Other, net	64,362	—		64,362

Total assets	$1,810,142	$158,000		$1,968,142

CURRENT LIABILITIES
Accounts payable and accrued liablities	$524,866	$—		$524,866
Due to related parties	24,182	—		24,182
Short-term debt	35,141	—		35,141

Other current liabilities	45,342	—		45,342

Total current liabilities	629,531	—		629,531

LONG-TERM LIABILITIES
Long-term debt under credit facilities, including current maturities of $8,000	254,100	158,000	(a)	412,100

7.75% Senior notes, net of unamortized discount of $360	199,640	—		199,640
Other long-term liabilities and deferred credits	21,483	—		21,483

Total liabilities	1,104,754	158,000		1,262,754

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL
Common unitholders (44,135,939 units outstanding)	704,387	—		704,387
Class B common unitholder (1,307,190 units outstanding)	19,171	—		19,171
Subordinated unitholders (10,029,619 units outstanding)	(41,676)	—		(41,676)
General partner	23,506	—		23,506

Total partners’ capital	705,388	—		705,388

	$1,810,142	$158,000		$1,968,142

See notes to unaudited pro forma consolidated financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2003

(in thousands, except per unit data)

	Plains All American Historical	Capline Acquisition Historical	Pro Forma Capline Acquisition Adjustments		Plains All American Pro Forma

REVENUES	$9,044,774	$30,408	$—		$9,075,182

COST OF SALES AND OPERATIONS (excluding depreciation and LTIP accrual)	8,879,867	9,660	—		8,889,527

LTIP accrual - operations	1,390	—	—		1,390

Gross margin (excluding depreciation)	163,517	20,748	—		184,265

EXPENSES
General and administrative (excluding LTIP accrual)	37,431	—	—		37,431

LTIP accrual - general and administrative	6,006	—	—		6,006

Depreciation and amortization - operations	29,491	3,915	(3,915	)(c)	32,454
			2,963	(d)
Depreciation and amortization - general and administrative	4,673	—	—		4,673

Total expenses	77,601	3,915	(952)		80,564

OPERATING INCOME	85,916	16,833	952		103,701

OTHER INCOME/(EXPENSE)
Interest expense (net of $461 capitalized)	(26,480)	—	(4,622	)(e)	(31,102)

Interest income and other, net	184	—	—		184

NET INCOME	$59,620	$16,833	$(3,670)		$72,783

NET INCOME - LIMITED PARTNERS	$54,958				$67,858

NET INCOME - GENERAL PARTNER	$4,662				$4,925

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.06				$1.31

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.05				$1.29

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	51,735				51,735

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	52,407				52,407

See notes to unaudited pro forma consolidated financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Twelve Months Ended December 31, 2002

(in thousands, except per unit data)

	Plains All American Historical	Capline Acquisition Historical (Note 3)	Pro Forma Capline Acquisition Adjustments		Plains All American Pro Forma

REVENUES	$8,384,223	$50,850	$—		$8,435,073

COST OF SALES AND OPERATIONS (excluding depreciation)	8,209,932	14,452	—		8,224,384

Gross margin (excluding depreciation)	174,291	36,398	—		210,689

EXPENSES
General and administrative	45,663	—	—		45,663

Depreciation and amortization - operations	28,884	4,653	(4,653	)(c)	32,834
			3,950	(d)
Depreciation and amortization - general and administrative	5,184	—	—		5,184

Total expenses	79,731	4,653	(703)		83,681

OPERATING INCOME	94,560	31,745	703		127,008

OTHER INCOME/(EXPENSE)
Interest expense	(29,057)	—	(5,293	)(e)	(34,350)

Interest income and other, net	(211)	—	—		(211)

NET INCOME	$65,292	$31,745	$(4,590)		$92,447

NET INCOME - LIMITED PARTNERS	$60,912				$87,524

NET INCOME - GENERAL PARTNER	$4,380				$4,923

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.34				$1.92

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.34				$1.92

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	45,546				45,546

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	45,546				45,546

See notes to unaudited pro forma consolidated financial statements

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Pro Forma Adjustments

The pro forma adjustments are as follows:

a.

Reflects the net borrowings under our senior unsecured credit facilities to fund the Capline Acquisition.  These credit facilities were put in place on November 21, 2003 and refinanced borrowings which were outstanding under our old credit facility.

b.	Records the assets purchased in the Capline Acquisition based on the purchase method of accounting (see Note 2).

c.	Reverses historical depreciation as recorded by Shell.

d.	Reflects new depreciation on the acquired assets based on the straight-line method of depreciation. The majority of the assets to be acquired have an average useful life of 40 years.

e.

Reflects the adjustment to interest expense for the increase in long term debt of $158 million from a borrowing on our senior unsecured credit facilities using current weighted average interest rates of 3.35% and 3.90% for the periods ended December 31, 2002 and September 30, 2003, respectively.  The impact to interest expense of a 1/8% change in interest rates would be approximately $0.1 million per year.

Note 2—Purchase Price Allocation

The Capline Acquisition presented in these pro forma financial statements will be accounted for using the purchase method of accounting and the purchase price will be allocated in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. The probable purchase consists of the acquisition of the Capline Pipe Line Business, the Capwood Pipe Line Business and Patoka Pipe Line Business (jointly the “Capline Acquisition”) from Shell.  The purchase price of approximately $158 million and its allocation are preliminary as the transaction has not closed. The preliminary purchase price is based on fair value using discounted cash flows and is allocated to Property and Equipment. We are not directly assuming any contractual liabilities for debt, working capital or other obligations.

Note 3 – Capline Acquisition Historical

The Capline Acquistion historical column presented in the unaudited pro forma consolidated statement of operations for the twelve months ended December 31, 2002 represents the combination of the historical statements of income for the period from January 1 to February 13, 2002 and from February 14 to December 31, 2002 included in the Capline Pipe Line Business, Capwood Pipe Line Business and Patoka Pipe Line Business statements of income, included herein.  Effective February 14, 2002, Shell acquired the remaining interest resulting in the 100 percent owner of the businesses and the historical financial statements reflect the new basis of accounting on a push down basis.

Note 4—Recent Events

During the first 11 months of 2003, average daily volumes on the Capline system have been 127,000 barrels per day, a decrease from an average of 213,000 barrels per day in 2001 and 166,000 barrels per day in 2002.  Effective December 1, 2003, Shell modified its tariff structure in an effort to increase volume shipments on its space.